                                                                     EXHIBIT (J)


                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of the Huntington Funds:

We consent to the reference to our name under the heading "Independent Auditors" in the Statement of Additional Information included in Post-Effective Amendment No. 30 to File No. 811-5010.


September 28, 1999
Columbus, Ohio